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                                                                   Exhibit 23(c)

                           CONSENT OF LON M. BOHANNON

     I hereby consent to being named as an individual who will be a director of Neogen Corporation as of October 11, 1996.

Dated: September 16, 1996                           /s/ LON M. BOHANNON

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                                                      Lon M. Bohannon